SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                               -------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):   March 6, 1997

CONTINENTAL AMERICAN TRANSPORTATION, INC.
         Exact name of Registrant as specified in charter)

Colorado         0-18729           84-1089599
(State or other       (Commission            (IRS employee
jurisdiction of       file number)           identification
incorporation                                       no.)


   495 Lovers Lane Road, Calhoun, Georgia          30701
--------------------------------------------------------
     (Address of principal executive office)     Zip Code

Registration telephone number, including area code: (706) 629-8682









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Item 5.           Other Events.

                  On March 6, 1997, Registrant's management learned that a certain Japanese Government Bond transferred to it by an investor was counterfeit. The investor, T. Pat McGlon, had caused his brokerage firm to transfer physical possession of the subject bond to the Registrant's brokerage firm who, when they attempted to sell the instrument today, discovered its counterfeit nature.

                  Immediately upon gaining knowledge of the counterfeit nature of the instrument, Registrant's management instructed its general counsel to inform the Atlanta, Georgia office of the Federal Bureau of Investigation of all the facts and circumstances surrounding the attempted perpetration of this fraud upon the Registrant. In addition, the Registrant canceled the 7% convertible preferred shares it had issued to the investor, the final amount of which securities to be transferred was subject to adjustment based upon the proceeds derived from the sale of the subject fraudulent bond. The Registrant intends to pursue all of its civil and criminal remedies against the investor and his associates.


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CONTINENTAL AMERICAN TRANSPORTATION, INC.



                               By: s/Erik Bailey
                                  Erik Bailey, Vice President
                                  and Chief Financial Officer

Dated:  March 6, 1997









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